Exhibit 99.1

WILSHIRE BANCORP, INC.	NEWS RELEASE
CONTACT:
Alex Ko, EVP & CFO, (213) 427-6560
www.wilshirebank.com

Wilshire Bancorp Reports Net Income of $15.2 Million or

$0.21 Earnings per Share for Fourth Quarter 2012

LOS ANGELES, January 23, 2013 - Wilshire Bancorp, Inc. (NASDAQ: WIBC) (the “Company”), the holding company for Wilshire State Bank (the “Bank”), today reported net income available to common shareholders of $15.2 million, or $0.21 per diluted common share, for the quarter ended December 31, 2012.  This compares to net income available to common shareholders of $5.8 million, or $0.08 per common share, for the same period of the prior year, and net income of $38.5 million, or $0.54 per common share, for the third quarter of 2012.  The increase in net income from the fourth quarter of 2011 is primarily attributable to a $12.0 million negative provision for losses on loans and loan commitments.  The decline in net income from the third quarter of 2012 is primarily attributable to the return to a normalized tax provision.

For the full year 2012, the Company reported net income available to common shareholders of $93.7 million, or $1.31 per diluted common share, compared with a net loss of $34.0 million, or ($0.61) per share, for the full year 2011.

Jae Whan (J.W.) Yoo, President and CEO of Wilshire Bancorp, said, “We ended 2012 with another strong quarter, which contributed to the most profitable year in the history of the Company.  Our new business development efforts continue to gain momentum, as we had $264 million in loan originations during the fourth quarter, which represents our highest level of loan production in several years.  At the same time, our credit quality continues to show strong improvement with non-covered non-accrual loans declining by 32% from the end of the prior quarter.  This improvement reflects our effective management of problem assets, which is resulting in a steady migration of non-accrual loans back to accrual status and the continued pay-down of outstanding problem loans.

“As we begin 2013, we are optimistic that we will continue to generate solid profitability.  We expect to continue seeing good demand for CRE loans, and we believe the investments we have made to build our commercial, SBA, and residential real estate lending businesses will continue to generate strong loan production this year.  In addition, we continue to have a significant amount of excess capital that we can utilize to create additional value for shareholders going forward,” said Mr. Yoo.

Wilshire Bancorp Inc. – 4Q 2012 Results

January 23, 2013

Q4 2012 Summary:

▪           Net income available to common shareholders of $15.2 million or $0.21 per diluted share

▪           Loans receivable totaled $2.01 billion at December 31, 2012, an increase of 3.0% from $1.95 billion at September 30, 2012

▪           Loan originations for the fourth quarter of 2012 totaled $264.4 million, compared to total loan originations of $209.2 million for the third quarter of 2012

▪           Improved deposit mix with non-interest-bearing demand deposits increasing to 27.0% of total deposits at December 31, 2012 from 24.8% at September 30, 2012

▪           Non-covered non-accrual loans declined 31.7% and non-covered delinquencies declined  56.8% from end of prior quarter

▪           Non-covered classified and criticized loans declined 4.7% and 12.6%, respectively, from Q3 2012 to Q4 2012

▪           Improved credit quality and reduced gross charge-offs resulted in a $12.0 million negative provision for losses on loans and loan commitments for Q4 2012

STATEMENT OF OPERATIONS

Net Interest Income and Margin

Net interest income before credit for losses on loans and loan commitments totaled $25.6 million in the fourth quarter of 2012, an increase of 1.6% from $25.2 million for the fourth quarter of 2011, and unchanged from the third quarter of 2012.  The increase from the prior year was primarily due to a decline in interest expense on both deposits and borrowings.

Net interest margin was 4.33% for the fourth quarter of 2012, compared to 4.17% in the fourth quarter of 2011, and 4.35% for the third quarter of 2012. The decrease in net interest margin from the third quarter of 2012 was primarily due to lower yields on loans, partially offset by a reduction in the cost of deposits and a reduction in interest earning cash at the Federal Reserve Bank.

Loan yields decreased to 5.54% for the fourth quarter of 2012 from 5.73% for the third quarter of 2012 due to the large amount of loans that were originated at rates that were lower than that of the existing portfolio, due to the low interest rate environment and competitive landscape within the banking industry. The total cost of interest-bearing deposits declined to 0.79% for the fourth quarter of 2012, down from 0.87% for the third quarter of 2012.  Cost of total deposits was reduced to 0.59% for the fourth quarter of 2012, compared to 0.66% during the previous quarter.  The reduction in deposit rates was a result of declines in deposit costs across all categories combined with an increase in demand deposits as a percentage of total deposits.

Non-Interest Income

Total non-interest income was $6.7 million for the fourth quarter of 2012, compared to $5.8 million for the fourth quarter of 2011, and $6.6 million for third quarter of 2012.  The major categories of non-interest income in the fourth quarter of 2012 were relatively unchanged from the prior quarter.  Other non-interest income for the fourth quarter of 2012 slightly increased compared to prior quarters due to an increase in loan servicing income.

The $1.2 million in net gains on sales of loans recognized in the fourth quarter of 2012 represents $1.1 million in gains from the sale of SBA loans, and $84 thousand in gains from the sale of mortgage and other loans.

Wilshire Bancorp Inc. – 4Q 2012 Results

January 23, 2013

Non-Interest Expense

Total non-interest expense was $20.7 million for the fourth quarter of 2012, compared with $16.2 million for the fourth quarter of 2011, and $18.3 million for the third quarter of 2012.  The increase in total non-interest expense for the fourth quarter of 2012 compared to prior quarters was primarily due to a higher impairment charge against the FDIC indemnification asset.

During the fourth quarter of 2012, the Company recorded an additional impairment of the FDIC indemnification asset amounting to $3.9 million.  The impairment reflected the continuing overall improved credit quality in the covered loan portfolio.  The FDIC indemnification asset balance at December 31, 2012, after reflecting the impairment charge of $3.9 million, was $5.4 million.

Total salaries and employee benefits expense was $7.9 million in the fourth quarter of 2012, compared with $7.1 million in the fourth quarter of 2011, and $9.4 million in the third quarter of 2012.  The decrease from the prior quarter was primarily due to a reduction in bonus accruals recorded during the fourth quarter of 2012.  Compared to the fourth quarter of 2011, salaries and benefits for the fourth quarter of 2012 increased primarily due to an increase in the number of employees.

Other non-interest expense for the fourth quarter of 2012 totaled $6.2 million, compared with $6.5 million in the fourth quarter of 2011, and $4.4 million for the third quarter of 2012.  The increase from the prior quarter was primarily attributable to increased professional fees and other loan expenses.

The Company’s operating efficiency ratio was 64.1% for the fourth quarter of 2012, compared with 52.4% for the fourth quarter of 2011 and 57.0% for the third quarter of 2012.  The increase in efficiency ratio for the fourth quarter of 2012 compared to prior quarters is largely due to the $3.9 million impairment charge on the FDIC indemnification asset and the increase in other non-interest expense.

Tax Provision

For the fourth quarter of 2012, the Company recorded a provision for income taxes totaling $8.4 million, reflecting an effective tax rate of 35.6%.  This reflects the Company’s return to a more normalized effective tax rate following several quarters of recording no tax provision or a tax benefit due to the reversal of the valuation allowance that had been established against the Company’s deferred tax asset.

BALANCE SHEET

Total gross loans, including loans held-for-sale, were $2.16 billion at December 31, 2012, compared to $2.09 billion at September 30, 2012.  The increase in total gross loans during the fourth quarter of 2012 was primarily due to the increase in loan originations during the quarter.

As previously disclosed, upon acquiring certain assets and liabilities of the former Mirae Bank, the Company entered into a loss sharing agreement with the FDIC whereby the FDIC has agreed to share in losses on assets covered under the agreement.  The assets covered by the loss sharing agreement include loans and foreclosed loan collateral existing on June 26, 2009 and acquired from Mirae Bank. As a result, loans acquired through the acquisition of Mirae Bank are identified as “covered” loans, and those that were originated at Wilshire are “non-covered” loans or “legacy Wilshire” loans.

Wilshire Bancorp Inc. – 4Q 2012 Results

January 23, 2013

The following table shows “covered” and “non-covered” gross loans (excluding loan fees and allowance for loan losses) by loan type:

Loan Categories

(Dollars In Thousands)	Quarter Ended

Gross Non-Covered Loans	Dec 31, 2012	Sep 30, 2012	Jun 30, 2012	Mar 31, 2012	Dec 31, 2011

Construction	$20,928	$20,311	$27,030	$38,552	$61,832
Real Estate Secured	1,719,762	1,641,851	1,558,274	1,472,450	1,490,504
Commercial & Industrial	289,782	287,045	290,063	269,501	253,092
Consumer	13,665	14,139	13,530	16,362	15,001
Total Non-Covered Gross Loans	$2,044,137	$1,963,346	$1,888,897	$1,796,865	$1,820,429
Held-For-Sale Loans Included Above	$145,973	$140,109	$66,485	$43,334	$48,955

Gross Covered Loans

Real Estate Secured	$99,534	$113,874	$119,985	$137,051	$137,144
Commercial & Industrial	13,486	15,875	18,756	20,824	28,267
Consumer	9	14	65	71	79
Total Covered Gross Loans	$113,029	$129,763	$138,806	$157,946	$165,490
Held-For-Sale Loans Included Above	$-	$-	$-	$4,794	$4,859

Total Gross Loans

Construction	$20,928	$20,311	$27,030	$38,552	$61,832
Real Estate Secured	1,819,296	1,755,725	1,678,259	1,609,501	1,627,648
Commercial & Industrial	303,268	302,920	308,819	290,325	281,359
Consumer	13,674	14,153	13,595	16,433	15,080
Total Gross Loans	$2,157,166	$2,093,109	$2,027,703	$1,954,811	$1,985,919
Held-For-Sale Loans Included Above	$145,973	$140,109	$66,485	$48,128	$53,814

Loan originations for the fourth quarter of 2012 totaled $264.4 million, compared to total loan originations of $209.2 million for the third quarter of 2012.  The increase in total loan originations from the prior quarter was attributable to an increase in originations of commercial real estate loans and SBA loans.

The following table shows quarterly loan originations by loan type:

Loan Originations

	Quarter Ended
(Dollars In Thousands)	December 31, 2012		September 30, 2012		June 30, 2012		March 31, 2012		December 31, 2011
Real Estate Secured	$157,901	60%	$80,700	39%	$81,782	33%	$46,029	36%	$22,608	21%
Commercial & Industrial	34,059	13%	40,683	19%	50,469	21%	27,223	22%	40,517	37%
Consumer	3,083	1%	1,805	1%	304	0%	100	0%	161	0%
SBA Loans	38,700	15%	27,457	13%	37,989	16%	33,043	26%	29,035	26%
Residential Mortgage Loans	30,624	11%	58,589	28%	74,673	30%	20,630	16%	17,292	16%
Total Loan Originations	$264,367	100%	$209,234	100%	$245,217	100%	$127,025	100%	$109,613	100%

Total SBA loans held-for-sale at the end of the fourth quarter of 2012 totaled $72.8 million compared to $51.6 million at the end of the previous quarter.  The remaining $73.2 million in loans held-for-sale at December 31, 2012 were comprised entirely of mortgage loans. The decision to retain or sell SBA loan production will be made on a quarter-to-quarter basis, dependent upon pricing in the secondary market and the Company’s liquidity needs. During the fourth quarter of 2012, the Company sold approximately $9.8 million in SBA loans.

Wilshire Bancorp Inc. – 4Q 2012 Results

January 23, 2013

Total OREO was $2.1 million at December 31, 2012, compared with $2.3 million at September 30, 2012.  Outflow from OREO during the fourth quarter of 2012 consisted of 1 sold property totaling approximately $300 thousand.  Inflow into OREO during the fourth quarter of 2012 consisted of 1 property totaling approximately $100 thousand.

Total deposits were $2.17 billion at December 31, 2012, unchanged from $2.17 billion at September 30, 2012.  Increases in non-interest bearing demand deposits enabled the Company to run off higher costing deposits, resulting in an overall improved deposit mix.  Non-interest bearing deposits accounted for 27% of total deposits at December 31, 2012, an increase from 23% at the end of the prior year.

FHLB borrowings increased to $150.0 million at the end of the fourth quarter of 2012, compared to $60.0 million at the end of the fourth quarter of 2011.  There were no borrowings outstanding at the end of the third quarter of 2012.  The increase in FHLB borrowings was primarily to fund loan originations.

During the third quarter of 2012, $10.0 million in subordinated debentures issued by Wilshire State Bank was redeemed.  An additional $15.5 million in subordinated debentures issued by Wilshire Bancorp were redeemed during the fourth quarter of 2012. The interest rate of the junior subordinated debentures redeemed during the fourth quarter of 2012 was approximately 3.24% at the time of the redemption.  At December 31, 2012, $61.9 million in subordinated debentures remained outstanding, all previously issued by Wilshire Bancorp.

CREDIT QUALITY

The Company has experienced improving credit trends for over a year with declining trends in non-performing loans, classified loans, delinquencies, and charge-offs.  In light of the continued improvements in credit quality, the Company recorded a negative provision for losses on loans and loan commitments of $12.0 million in the fourth quarter of 2012.  The allowance for loan losses totaled $63.3 million, or 3.15% of gross loans (excluding loans held-for-sale), at December 31, 2012, compared to $74.4 million, or 3.81% of gross loans (excluding loans held-for-sale) at September 30, 2012.  The coverage ratio of the allowance for loan losses to non-performing assets was 210.7% at December 31, 2012, compared with 180.7% at September 30, 2012.  Allowance coverage of legacy Wilshire loans (excluding loans held-for-sale) was 3.33% at December 31, 2012, compared with 4.08% at September 30, 2012.

Non-Accrual Loans

At December 31, 2012, total non-covered non-accrual loans were $23.0 million, or 1.13% of gross non-covered loans, compared to $33.7 million, or 1.72% of gross non-covered loans, at September 30, 2012. Non-covered non-accrual loans experienced a 31.7% decline from the third to fourth quarter of 2012.

Wilshire Bancorp Inc. – 4Q 2012 Results

January 23, 2013

The following table shows “covered” and “non-covered” non-accrual loans by loan type:

NON-ACCRUAL LOANS

(Dollars In Thousands, Net of SBA Guaranteed Portions)

	Quarter Ended
Non-Covered Loans	Dec 31, 2012	Sep 30, 2012	Jun 30, 2012	Mar 31, 2012	Dec 31, 2011

Construction	$5,644	$7,678	$8,139	$8,139	$12,548
Real Estate Secured	16,203	25,124	25,762	26,082	15,696
Commercial & Industrial	1,172	892	1,095	1,261	1,573
Total Non-Covered Non-Accrual Loans	$23,019	$33,694	$34,996	$35,482	$29,817

Covered Loans

Real Estate Secured	$4,804	$4,602	$6,396	$15,400	$13,392
Commercial & Industrial	130	586	93	109	623
Total Covered Non-Accrual Loans	$4,934	$5,188	$6,489	$15,509	$14,015

Total Non-Accrual Loans

Construction	$5,644	$7,678	$8,139	$8,139	$12,548
Real Estate Secured	21,007	29,726	32,158	41,482	29,088
Commercial & Industrial	1,302	1,478	1,188	1,370	2,196
Total Non-Accrual Loans	$27,953	$38,882	$41,485	$50,991	$43,832

The inflow into total (covered and non-covered) non-accrual loans was $4.5 million in the fourth quarter of 2012, compared with inflow of $5.3 million in the third quarter of 2012.  The fourth quarter of 2012 represented the lowest level of inflow to non-accrual status experienced by the Bank in the past several years. Total outflow from total non-accrual loans was $15.5 million during the fourth quarter of 2012, compared with $7.9 million for the third quarter of 2012.  The increase in outflow of non-accrual loans was largely due to $8.4 million in loans that were paid-off and $2.8 million in loans that migrated back to current status. The remaining $4.3 million in outflows were comprised of payments, amortizations, note sales, charge-offs, and outflow to OREO.

Troubled Debt Restructured Loans

At December 31, 2012, total non-covered troubled debt restructured loans or “TDR loans”, were $29.7 million, essentially unchanged from $29.8 million at September 30, 2012.

Total TDR loans by loan category are shown in the table below:

TROUBLED DEBT RESTRUCTURED LOANS

(Dollars In Thousands, Net of SBA Guaranteed Portions)

	Quarter Ended
Non-Covered Loans	Dec 31, 2012	Sep 30, 2012	Jun 30, 2012	Mar 31, 2012	Dec 31, 2011

Real Estate Secured	$23,816	$24,136	$18,347	$12,648	$11,460
Commercial & Industrial	5,870	5,695	5,845	6,046	3,235
Total Non-Covered TDR Loans	$29,686	$29,831	$24,192	$18,694	$14,695

Covered Loans

Real Estate Secured	$4,452	$4,388	$2,372	$7,964	$6,377
Commercial & Industrial	1,595	1,787	1,138	1,283	1,311
Total Covered TDR Loans	$6,047	$6,175	$3,510	$9,247	$7,688

Total TDRs Loans

Real Estate Secured	$28,268	$28,524	$20,719	$20,612	$17,837
Commercial & Industrial	7,465	7,482	6,983	7,329	4,546
Total TDR Loans	$35,733	$36,006	$27,702	27,941	$22,383

Wilshire Bancorp Inc. – 4Q 2012 Results

January 23, 2013

Of the total $35.7 million in TDR loans at December 31, 2012, $6.5 million were also classified as non-accrual, of which $4.0 million were non-covered. The remaining TDR loans were performing in accordance with their modified terms.  Inflow into TDR declined to $903 thousand for the fourth quarter of 2012 compared to $9.4 million during the previous quarter. Outflow from TDR increased slightly to $1.4 million during the fourth quarter 2012, compared to $1.1 million during the third quarter of 2012.

Loan Delinquencies (Excluding Non-Accrual Loans)

At December 31, 2012, total non-covered loan delinquencies were $3.6 million, compared with $8.4 million at September 30, 2012.  Non-covered delinquent loans declined by 56.8% from the third quarter of 2012, to the fourth quarter of 2012, and represented the lowest level of delinquencies in several years.

Delinquent loans by days past due are reflected in the table below:

DELINQUENT  LOANS -  By Days Past Due

(Dollars In Thousands, Net of SBA Guaranteed Portions)

	Quarter Ended
Non-Covered Loans	Dec 31, 2012	Sep 30, 2012	Jun 30, 2012	Mar 31, 2012	Dec 31, 2011

30 - 59 Days Past Due	$2,663	$6,855	$8,461	$5,361	$4,890
60 - 89 Days Past Due	948	1,503	1,412	2,837	9,762
90 Days, and still accruing	-	-	923	933	-
Total Non-Covered Delinquent Loans	$3,611	$8,358	$10,796	$9,131	$14,652

Covered Loans

30 - 59 Days Past Due	$396	$652	$696	$987	$355
60 - 89 Days Past Due	226	1,491	-	240	513
90 Days, and still accruing	-	-	-	-	-
Total Covered Delinquent Loans	$622	$2,143	$696	$1,227	$868

Total Delinquent Loans

30 - 59 Days Past Due	$3,059	$7,507	$9,157	$6,348	$5,245
60 - 89 Days Past Due	1,174	2,994	1,412	3,077	10,275
90 Days, and still accruing	-	-	923	933	-
Total Delinquent Loans	$4,233	$10,501	$11,492	$10,358	$15,520

Total inflow into loan delinquencies was $2.5 million in the fourth quarter of 2012, compared with $8.6 million in the prior quarter.  Total outflow from loan delinquencies was $8.8 million in the fourth quarter of 2012 compared with $9.6 million in the prior quarter.  The $8.8 million in fourth quarter outflows consisted of $3.6 million in loans that migrated to current status, $1.9 million that were sold, and $1.8 million in delinquencies that migrated to non-accrual status, with the remainder either being paid-down or charged-off.

Of the total $4.2 million in delinquent loans at December 31, 2012, $2.7 million was comprised of delinquent real estate secured loans and $1.5 million consisted of delinquent commercial and industrial loans.  Over 70% of total delinquent loans at December 31, 2012 were past due less than 60 days.

Loan Classifications

At December 31, 2012, total non-covered classified loans (loans graded substandard, doubtful, and loss) totaled $138.4 million, compared with $145.2 million at September 30, 2012.  Non-covered criticized loans (loans graded special mention) were $78.3 million at December 31, 2012, compared with $89.5 million at September 30, 2012.

Wilshire Bancorp Inc. – 4Q 2012 Results

January 23, 2013

Loan balances broken down by classification are reflected in the table below:

LOAN CLASSIFICATIONS

(Dollars In Thousands, Net of SBA Guaranteed Portions)

	Quarter Ended
Non-Covered Loans	Dec 31, 2012	Sep 30, 2012	Jun 30, 2012	Mar 31, 2012	Dec 31, 2011

Special Mention	$78,251	$89,522	$75,219	$93,303	$119,434
Substandard	133,060	139,414	153,699	148,788	136,559
Doubtful	5,295	5,740	5,316	6,032	5,769
Total Non-Covered Gross Loans	$216,606	$234,676	$234,234	$248,123	$261,762

Covered Loans

Special Mention	$4,024	$5,194	$9,126	$15,357	$17,438
Substandard	24,132	26,059	24,591	27,087	22,487
Doubtful	1,561	1,604	3,405	11,668	10,578
Total Covered Gross Loans	$29,717	$32,857	$37,122	$54,112	$50,503

Total Loans

Special Mention	$82,275	$94,716	$84,345	$108,660	$136,872
Substandard	157,192	165,473	178,290	175,875	159,046
Doubtful	6,856	7,344	8,721	17,700	16,347
Total Gross Loans	$246,323	$267,533	$271,356	$302,235	$312,265

Gross Loan Charge-offs

Non-covered loan charge-offs for the fourth quarter of 2012 totaled $2.6 million, compared to $3.1 million in the third quarter of 2012.  The Company also had loan recoveries of $2.5 million in the fourth quarter of 2012. Net non-covered charge-offs totaled $143 thousand during the fourth quarter of 2012.

Charge-offs by loan type are reflected in the table below:

LOAN CHARGE-OFFS

(Dollars In Thousands)

	Quarter Ended
Non-Covered Loans	Dec 31, 2012	Sep 30, 2012	Jun 30, 2012	Mar 31, 2012	Dec 31, 2011

Real Estate Secured	$1,768	$3,004	$2,734	$2,826	$829
Commercial & Industrial	840	70	502	1,299	2,543
Consumer	-	-	1	1	1
Total Non-Covered Charge-Offs Loans	$2,608	$3,074	$3,237	$4,126	$3,373

Covered Loans

Real Estate Secured	$8	$11	$196	$102	$426
Commercial & Industrial	384	42	9	136	268
Total Covered Charge-Offs Loans	$392	$53	$205	$238	$694

Total Loan Charge-Offs

Real Estate Secured	1,776	3,015	2,930	2,928	1,255
Commercial & Industrial	1,224	112	511	1,435	2,811
Consumer	-	-	1	1	1
Total Charge-Offs Loans	$3,000	$3,127	$3,442	$4,364	$4,067

Wilshire Bancorp Inc. – 4Q 2012 Results

January 23, 2013

CAPITAL RATIOS

All of the Company’s capital ratios remain in excess of “well capitalized” regulatory requirements as shown in the following table:

(Dollars In Thousands, Except Per Share Info)	December 31, 2012	Well Capitalized Regulatory Requirements	Total Excess Above Well Capitalized Requirements

Tier 1 Leverage Capital Ratio	14.87%	5.00%	$255,419
Tier 1 Risk-Based Capital Ratio	18.47%	6.00%	$259,835
Total Risk-Based Capital Ratio	19.74%	10.00%	$202,998
Tangible Common Equity To Tangible Assets	12.20%	N/A	N/A
Tangible Common Equity Per Common Share	$4.69	N/A	N/A

The Company’s regulatory capital ratios declined from the third quarter of 2012 to the fourth quarter of 2012 due to the $15.5 million redemption of the junior subordinated debenture in December 2012.  The junior subordinated debenture was previously included in the Company’s calculation of tier 1 and total capital.  However, the reduction of regulatory capital was partially offset by the $14.9 million increase in capital that resulted from earnings for the three months ended December 31, 2012.

Wilshire Bancorp Inc. – 4Q 2012 Results

January 23, 2013

CONFERENCE CALL

Management will host its quarterly conference call on January 24, 2013, at 10:00 a.m. PT (1:00 p.m. ET). Investment professionals are invited to participate in the call by dialing 800-260-8140 (domestic number) or 617-614-3672 (international number) and entering passcode #50622068.

COMPANY INFORMATION

Headquartered in Los Angeles, Wilshire State Bank operates 24 branch offices in California, Texas, New Jersey and New York, and eight loan production offices in Dallas and Houston, TX, Atlanta, GA, Aurora, CO, Annandale, VA, Fort Lee, NJ, Newark, CA, and Bellevue, WA, and is an SBA preferred lender nationwide. Wilshire State Bank is a community bank with a focus on commercial real estate lending and general commercial banking, with its primary market encompassing the multi-ethnic populations of the Los Angeles Metropolitan area. The Company’s strategic goals include increasing shareholder and franchise value by continuing to grow its multi-ethnic banking business and expanding its geographic reach to other similar markets with strong levels of small business activity.  Visit us at www.wilshirebank.com.

FORWARD-LOOKING STATEMENTS

This press release contains statements that we believe are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Rule 175 promulgated thereunder, and Section 21E of the Securities Exchange Act of 1934, as amended, and Rule 3b-6 promulgated thereunder.  Statements concerning future performance, events, financial condition, results of operations, plans or any other guidance on future periods constitute forward-looking statements that are subject to a number of risks and uncertainties that might cause actual results to differ materially from stated expectations. You should not place undue reliance on forward-looking statements, as they are subject to risks and uncertainties, including but not limited to the risk factors set forth in our most recent Annual Report on Form 10-K.  Specific factors that could cause future results to differ materially from historical performance and these forward-looking statements include, but are not limited to, (1) loan production and sales, (2) credit quality, (3) the ability to expand net interest margin, (4) the ability to continue to attract low-cost deposits, (5) success of expansion efforts, (6) competition in the marketplace, (7) political developments, war or other hostilities, (8) changes in the interest rate environment, (9) the ability of our borrowers to repay their loans, (10) the ability to maintain capital requirements and adequate sources of liquidity, (11) effects of or changes in accounting policies, (12) legislative or regulatory changes or actions, (13) the ability to attract and retain key personnel, (14) the ability to receive dividends from our subsidiaries, (15) the ability to secure confidential information through the use of computer systems and telecommunications networks, (16) weakening in the economy, specifically the real estate market, either nationally or in the states in which we do business, and (17) general economic conditions. The financial information contained in this release should be read in conjunction with the consolidated financial statements and notes included in the Company’s most recent reports on Form 10-K and Form 10-Q, as filed with the Securities and Exchange Commission, as they may be amended from time to time.  Results of operations for the most recent quarter are not necessarily indicative of operating results for any future periods. Any projections in this release are based on limited information currently available to management and are subject to change. Since management will only provide guidance at certain points during the year, the Company will not necessarily update the information. Such information speaks only as of the date of this release. Additional information on these and other factors that could affect financial results are included in filings by the Company with the Securities and Exchange Commission.

Wilshire Bancorp Inc. – 4Q 2012 Results

January 23, 2013

CONSOLIDATED BALANCE SHEET
(Dollars In Thousands) (Unaudited)	December 31,	September 30,	Three Months	December 31,	Twelve Months
	2012	2012	% Change	2011	% Change
ASSETS:
Cash and Due from Banks	$118,495	$113,258	5%	$155,245	-24%
Federal Funds Sold and Other Cash Equivalents	55,005	30,005	83%	170,005	-68%
Total Cash and Cash Equivalents	173,500	143,263	21%	325,250	-47%

Investment Securities Available For Sale	332,504	292,254	14%	320,064	4%
Investment Securities Held To Maturity	50	53	-6%	66	-24%
Total Investment Securities	332,554	292,307	14%	320,130	4%

Loans Held For Sale	145,973	140,109	4%	53,814	171%

Real Estate Construction	20,254	19,679	3%	61,213	-67%
Residential Real Estate	136,189	130,706	4%	98,262	39%
Commercial Real Estate	1,587,623	1,533,396	4%	1,478,254	7%
Commercial and Industrial	248,643	250,560	-1%	274,878	-10%
Consumer	13,658	14,138	-3%	15,065	-9%
Total Loans Receivable	2,006,367	1,948,479	3%	1,927,672	4%
Allowance For Loan Losses	(63,285)	(74,353)	-15%	(102,982)	-39%
Total Loans, Net of Allowance for Loan Losses	2,089,055	2,014,235	4%	1,878,504	11%

Accrued Interest Receivable	7,290	7,570	-4%	8,118	-10%
Due from Customers on Acceptances	54	388	-86%	414	-87%
Other Real Estate Owned	2,080	2,277	-9%	8,221	-75%
Premises and Equipment	11,630	12,010	-3%	12,612	-8%
Federal Home Loan Bank (FHLB) Stock, at Cost	12,090	13,327	-9%	15,523	-22%
Cash Surrender Value of Life Insurance	21,213	20,735	2%	19,888	7%
Investment in affordable housing partnerships	39,154	40,048	-2%	37,676	4%
Deferred Income Taxes	20,862	21,337	-2%	-	0%
Servicing Assets	9,610	9,645	0%	8,798	9%
Goodwill	6,675	6,675	0%	6,675	0%
FDIC Indemnification Asset	5,446	9,927	-45%	21,922	-75%
Other Assets	19,650	22,145	-11%	33,123	-41%
TOTAL ASSETS	$2,750,863	$2,615,889	5%	$2,696,854	2%

LIABILITIES AND SHAREHOLDERS’ EQUITY:
LIABILITIES:
Non-interest Bearing Demand Deposits	$586,003	$538,291	9%	$511,467	15%
Savings and Interest Checking	125,595	124,397	1%	123,051	2%
Money Market Deposits	640,266	662,322	-3%	572,452	12%
Time Deposits in denomination of $100,000 or more	573,773	594,500	-3%	647,537	-11%
Other Time Deposits	241,172	255,342	-6%	347,802	-31%
Total Deposits	2,166,809	2,174,852	0%	2,202,309	-2%

FHLB Borrowings	150,000	-	0%	60,000	150%
Acceptance Outstanding	54	388	-86%	414	-87%
Junior Subordinated Debentures	61,857	77,321	-20%	87,321	-29%
Accrued Interest Payable	2,037	2,465	-17%	3,281	-38%
Other Liabilities	27,689	32,095	-14%	33,947	-18%
Total Liabilities	2,408,446	2,287,121	5%	2,387,272	1%

SHAREHOLDERS’ EQUITY:
Preferred Stock	-	-	0%	61,000	-100%
Common Stock	164,790	164,649	0%	164,711	0%
Retained Earnings	170,816	155,606	10%	77,110	122%
Accumulated Other Comprehensive Income	6,811	8,513	-20%	6,761	1%
Total Shareholders’ Equity	342,417	328,768	4%	309,582	11%
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$2,750,863	$2,615,889	5%	$2,696,854	2%

(continued)

Wilshire Bancorp Inc. – 4Q 2012 Results

January 23, 2013

CONSOLIDATED STATEMENT OF OPERATIONS
(Dollars In Thousands, Except Per Share Data) (Unaudited)
	Quarter Ended		Three Mths	Quarter Ended	Twelve Mths
	December 31, 2012	September 30, 2012	% Change	December 31, 2011	% Change

INTEREST INCOME
Interest and Fees on Loans	$27,472	$27,966	-2%	$28,512	-4%
Interest on Investment Securities	1,596	1,651	0%	1,387	19%
Interest on Federal Funds Sold	155	79	32%	486	-79%
Total Interest Income	29,223	29,696	-2%	30,385	-4%

INTEREST EXPENSE
Deposits	3,176	3,575	-11%	4,307	-26%
FHLB Advances and Other Borrowings	420	529	-21%	857	-51%
Total Interest Expense	3,596	4,104	-12%	5,164	-30%

Net Interest Income Before (Credit) Provision for Losses on Loans and Loan Commitments	25,627	25,592	0%	25,221	2%
(Credit) Provision for Losses on Loans and Loan Commitments	(12,000)	(12,000)	0%	1,500	N/A

Net Interest Income After (Credit) Provision for Losses on Loans and Loan Commitments	37,627	37,592	0%	23,721	59%

NONINTEREST INCOME
Service Charges on Deposits	3,051	3,157	-3%	3,152	-3%
Gain on Sales of Loans, Net	1,159	1,222	-5%	367	216%
Gain on Sale/Call of Investment Securities	-	-	0%	4	-100%
Other	2,529	2,231	13%	2,234	13%
Total Noninterest Income	6,739	6,610	2%	5,757	17%

NONINTEREST EXPENSES
Salaries and Employee Benefits	7,920	9,355	-15%	7,144	11%
FDIC Indemnification Impairment	3,900	2,000	95%	-	0%
Occupancy & Equipment	2,054	1,930	6%	1,894	8%
Data Processing	688	680	1%	697	-1%
Other	6,179	4,377	41%	6,504	-5%
Total Noninterest Expenses	20,741	18,342	13%	16,239	28%

Income Before Income Taxes	23,625	25,860	-9%	13,239	78%
Income Taxes Provision (Benefit)	8,415	(12,609)	N/A	6,503	29%
NET INCOME	$15,210	$38,469	-60%	$6,736	126%

Preferred Stock Cash Dividend	-	-	0%	(777)	-100%
Accretion of Preferred Stock Discount	-	-	0%	(141)	-100%
Total Preferred Stock Related Adjustment	-	-	0%	(918)	-100%

NET INCOME AVAILABLE TO COMMON SHAREHOLDERS	$15,210	$38,469	-60%	$5,818	161%

PER COMMON SHARE INFORMATION:
Basic Income Per Common Share	$0.21	$0.54	-60%	$0.08	161%
Diluted Income Per Common Share	$0.21	$0.54	-60%	$0.08	161%

WEIGHTED-AVERAGE COMMON SHARES OUTSTANDING:
Basic	71,294,573	71,290,881		71,291,416
Diluted	71,421,836	71,420,567		71,309,985

(continued)

Wilshire Bancorp Inc. – 4Q 2012 Results

January 23, 2013

CONSOLIDATED STATEMENT OF OPERATIONS

(Dollars In Thousands, Except Per Share Data) (Unaudited)

	Year Ended		Twelve Mths
	December 31, 2012	December 31, 2011	% Change

INTEREST INCOME
Interest and Fees on Loans	$109,367	$121,707	-10%
Interest on Investment Securities	6,166	7,177	-11%
Interest on Federal Funds Sold	1,424	1,080	12%
Total Interest Income	116,957	129,964	-10%

INTEREST EXPENSE
Deposits	15,021	18,541	-19%
FHLB Advances and Other Borrowings	2,034	4,048	-50%
Total Interest Expense	17,055	22,589	-24%

Net Interest Income Before (Credit) Provision for Losses on Loans and Loan Commitments	99,902	107,375	-7%
(Credit) Provision for Losses on Loans and Loan Commitments	(34,000)	59,100	N/A

Net Interest Income After (Credit) Provision for Losses on Loans and Loan Commitments	133,902	48,275	177%

NONINTEREST INCOME
Service Charges on Deposits	12,672	12,570	1%
Gain on Sales of Loans, Net	6,393	2,102	204%
Gain on Sale/Call of Investment Securities	3	99	-97%
Other	9,181	9,034	2%
Total Noninterest Income	28,249	23,805	19%

NONINTEREST EXPENSES
Salaries and Employee Benefits	34,475	28,540	21%
FDIC Indemnification Impairment	7,900	-	0%
Occupancy & Equipment	7,875	7,826	1%
Data Processing	2,817	2,892	-3%
Other	21,112	29,527	-28%
Total Noninterest Expenses	74,179	68,785	8%

Income Before Income Taxes	87,972	3,295	2570%
Income Taxes (Benefit) Provision	(4,333)	33,625	N/A
NET INCOME (LOSS)	$92,305	$(30,330)	N/A

Preferred Stock Cash Dividend	(830)	(3,108)	-73%
Accretion of Preferred Stock Discount	(1,158)	(550)	111%
One-time Adjustment From Repurchase of Preferred Stock	3,389	-	0%
Total Preferred Stock Related Adjustment	1,401	(3,658)	N/A

NET INCOME (LOSS) AVAILABLE TO COMMON SHAREHOLDERS	$93,706	$(33,988)	N/A

PER COMMON SHARE INFORMATION:
Basic Income (Loss) Per Common Share	$1.31	$(0.61)	N/A
Diluted Income (Loss) Per Common Share	$1.31	$(0.61)	N/A

WEIGHTED-AVERAGE COMMON SHARES OUTSTANDING:
Basic	71,288,484	55,710,377
Diluted	71,375,150	55,710,377

(continued)

Wilshire Bancorp Inc. – 4Q 2012 Results

January 23, 2013

SUMMARY OF FINANCIAL DATA

(Dollars In Thousands, Except Per Share Data) (Unaudited)

	Quarter Ended
AVERAGE BALANCES	December 31, 2012		September 30, 2012		December 31, 2011

Average Assets	$2,609,509		$2,579,203		$2,678,357
Average Equity	334,380		297,725		308,948
Average Net Loans	1,984,434		1,951,126		1,868,385
Average Deposits	2,153,976		2,162,430		2,145,128
Average Time Deposits in denomination of $100,000 or more	585,134		600,204		655,022
Average FHLB & Other Borrowings	14,130		-		105,163
Average Interest Earning Assets	2,386,128		2,370,619		2,439,374

	Year Ended
AVERAGE BALANCES	December 31, 2012				December 31, 2011

Average Assets	$2,600,273				$2,758,788
Average Equity	305,833				264,666
Average Net Loans	1,917,423				2,020,036
Average Deposits	2,166,303				2,202,445
Average Time Deposits in denomination of $100,000 or more	611,922				658,862
Average FHLB & Other Borrowings	8,806				163,227
Average Interest Earning Assets	2,386,037				2,498,025

	Quarter Ended
PROFITABILITY	December 31, 2012		September 30, 2012		December 31, 2011

Annualized Return on Average Assets	2.33%		5.97%		1.01%
Annualized Return on Average Equity	18.19%		51.68%		8.72%
Efficiency Ratio	64.08%		56.96%		52.42%
Annualized Operating Expense/Average Assets	3.18%		2.84%		2.43%
Annualized Net Interest Margin	4.33%		4.35%		4.17%

	Year Ended
PROFITABILITY	December 31, 2012				December 31, 2011

Annualized Return on Average Assets	3.55%				-1.10%
Annualized Return on Average Equity	30.18%				-11.46%
Efficiency Ratio	57.88%				52.44%
Annualized Operating Expense/Average Assets	2.85%				2.49%
Annualized Net Interest Margin	4.22%				4.34%

	As Of
DEPOSIT COMPOSITION	December 31, 2012	Cost of Funds	September 30, 2012	Cost of Funds	December 31, 2011	Cost of Funds

Noninterest Bearing Demand Deposits	27.0%	0.00%	24.8%	0.00%	23.2%	0.00%
Savings & Interest Checking	5.8%	1.66%	5.7%	1.78%	5.6%	2.24%
Money Market Deposits	29.5%	0.66%	30.5%	0.76%	26.0%	0.85%
Time Deposits of $100,000 or More	26.5%	0.72%	27.3%	0.78%	29.4%	0.93%
Other Time Deposits	11.1%	0.84%	11.7%	0.92%	15.8%	1.07%
Total Deposits	100.0%	0.59%	100.0%	0.66%	100.0%	0.80%

	As Of
CAPITAL RATIOS	December 31, 2012		September 30, 2012		December 31, 2011

Tier 1 Leverage Ratio	14.87%		14.96%		13.86%
Tier 1 Risk-Based Capital Ratio	18.47%		19.33%		19.59%
Total Risk-Based Capital Ratio	19.74%		20.61%		20.89%
Total Shareholders’ Equity	$342,417		$328,768		$309,582
Book Value Per Common Share	$4.80		$4.61		$3.49
Tangible Common Equity Per Common Share *	$4.69		$4.50		$3.38
Tangible Common Equity to Tangible Assets **	12.20%		12.31%		8.95%

* Tangible common equity excludes goodwill, other intangible assets, and TARP preferred stock

** Tangible assets excludes goodwill and intangible assets

(continued)

Wilshire Bancorp Inc. – 4Q 2012 Results

January 23, 2013

ALLOWANCE FOR LOAN LOSSES
(Dollars In Thousands) (Unaudited)	Quarter Ended

	December 31, 2012	September 30, 2012	June 30, 2012	March 31, 2012	December 31, 2011

Balance at Beginning of Period	$74,353	$89,134	$99,826	$102,982	$105,306
(Credit) Provision for Losses on Loans	(10,600)	(12,000)	(9,000)	-	1,500
Recoveries on Loans Previously Charged-off	2,532	346	1,750	1,208	243
Less Charge-offs	(3,000)	(3,127)	(3,442)	(4,364)	(4,067)
Balance at End of Period	$63,285	$74,353	$89,134	$99,826	$102,982

Net Loan Charge-offs/Average Total Loans	0.02%	0.14%	0.09%	0.17%	0.20%
Charge-offs/Average Total Loans	0.15%	0.16%	0.18%	0.24%	0.22%
Allowance for Loan Losses/Gross Loans *	3.15%	3.81%	4.54%	5.24%	5.33%
Allowance for Loan Losses/Legacy Wilshire Loans *	3.33%	4.08%	4.89%	5.69%	5.81%
Allowance for Loan Losses/Non-accrual Loans	226.40%	191.23%	214.86%	195.77%	234.95%
Allowance for Loan Losses/Legacy Non-accrual Loans	274.93%	220.67%	254.70%	281.34%	345.38%
Allowance for Loan Losses/Non-performing Loans	226.40%	191.23%	210.18%	192.25%	234.95%
Allowance for Loan Losses/Legacy Non-performing Loans	274.93%	220.67%	248.15%	274.13%	345.38%
Allowance for Loan Losses/Non-performing Assets	210.73%	180.65%	190.62%	184.20%	197.84%
Allowance for Loan Losses/Legacy Non-performing Assets	265.38%	214.15%	238.90%	258.04%	285.36%

* Excluding held-for-sale loans

NON-PERFORMING ASSETS
(Dollars In Thousands, Net of SBA Guaranteed Portions)	Quarter Ended
(Unaudited)	December 31, 2012	September 30, 2012	June 30, 2012	March 31, 2012	December 31, 2011
Non-accrual Loans:
Non-covered	$23,019	$33,694	$34,996	$35,482	$29,817
Covered	4,934	5,188	6,489	15,509	14,015
Total	27,953	38,882	41,485	50,991	43,832

Loans 90 days or more past due and still accruing:
Non-covered	-	-	923	933	-
Covered	-	-	-	-	-
Total	-	-	923	933	-

Total Non-performing Loans:
Non-covered	23,019	33,694	35,919	36,415	29,817
Covered	4,934	5,188	6,489	15,509	14,015
Total	27,953	38,882	42,408	51,924	43,832

OREO and Repossessed Vehicles:
Non-covered	828	1,026	1,391	2,271	6,271
Covered	1,251	1,251	2,960	-	1,950
Total	2,079	2,277	4,351	2,271	8,221

Total Non-performing Assets:
Non-covered	23,847	34,720	37,310	38,686	36,088
Covered	6,185	6,439	9,449	15,509	15,965
Total	$30,032	$41,159	$46,759	$54,195	$52,053

Total Non-performing Loans/Gross Loans	1.30%	1.86%	2.09%	2.66%	2.21%
Total Legacy Non-performing Loans/Legacy Gross Loans	1.13%	1.72%	1.90%	2.03%	1.64%

Total Non-performing Assets/Total Assets	1.09%	1.57%	1.80%	2.04%	1.93%
Total Legacy Non-performing Assets/Total Assets	0.87%	1.33%	1.44%	1.45%	1.34%

(continued)

Wilshire Bancorp Inc. – 4Q 2012 Results

January 23, 2013

ALLOWANCE FOR OFF-BALANCE SHEET ITEMS			Quarter Ended
(Dollars In Thousands) (Unaudited)	December 31, 2012	September 30, 2012	June 30, 2012	March 31, 2012	December 31, 2011

Balance at beginning of period	$ 2,423	$ 2,423	$ 3,423	$ 3,423	$ 3,423

Credit for losses on off-balance sheet items	(1,400)	-	(1,000)	-	-

Balance at end of period	$ 1,023	$ 2,423	$ 2,423	$ 3,423	$ 3,423

Year Ended
	December 31, 2012	December 31, 2011

Balance at beginning of period	$ 3,423	$ 3,926

Credit for losses on off-balance sheet items	(2,400)	(503)

Balance at end of period	$ 1,023	$ 3,423

RECONCILIATION OF GAAP FINANCIAL MEASURES TO NON-GAAP FINANCIAL MEASURES:

TANGIBLE COMMON EQUITY AND TANGIBLE ASSETS

(Dollars In Thousands, Except Share Data) (Unaudited)	Quarter Ended
	December 31, 2012	September 30, 2012	December 31, 2011

Total shareholders’ equity	$342,417	$328,768	$309,582
Preferred stock, net of discount	-	-	(61,000)
Goodwill and other intangible assets, net	(7,712)	(7,783)	(7,995)
Tangible common equity	$334,705	$320,985	$240,587

Total assets	$2,750,863	$2,615,889	$2,696,854
Goodwill and other intangible assets, net	(7,712)	(7,783)	(7,995)
Tangible assets	$2,743,151	$2,608,106	$2,688,859

Common shares outstanding	71,295,144	71,293,394	71,282,518

(continued)

Wilshire Bancorp Inc. – 4Q 2012 Results

January 23, 2013

WILSHIRE BANCORP, INC. AND SUBSIDIARIES

AVERAGE BALANCES, AVERAGE YIELDS EARNED AND AVERAGE RATES PAID

(Dollars In Thousands) (Unaudited)

	For the Quarter Ended
	December 31, 2012			September 30, 2012			December 31, 2011

	Average	Interest	Average	Average	Interest	Average	Average	Interest	Average

	Balance	Income/	Yield/	Balance	Income/	Yield/	Balance	Income/	Yield/

INTEREST EARNING ASSETS		Expense	Rate		Expense	Rate		Expense	Rate

LOANS:
Real Estate Loans	$ 1,749,807	$ 22,753	5.20%	$ 1,727,223	$ 23,530	5.45%	$ 1,691,650	$ 24,012	5.68%
Commercial Loans	300,138	3,703	4.94%	303,338	3,572	4.71%	270,425	3,446	5.10%
Consumer Loans	13,708	89	2.60%	13,899	87	2.50%	15,406	115	2.99%
Total Gross Loans	2,063,653	26,545	5.15%	2,044,460	27,189	5.32%	1,977,481	27,573	5.58%
Loan Fees toward Yield		927			777			939
Allowance for Loan Losses & Unearned Income	(79,219)			(93,334)			(109,096)
Net Loans	1,984,434	27,472	5.54%	1,951,126	27,966	5.73%	1,868,385	28,512	6.10%

INVESTMENT SECURITIES AND OTHER INTEREST-EARNING ASSETS:
Investment Securities*	297,205	1,596	2.42%	294,535	1,651	2.51%	339,302	1,387	1.90%
Federal Funds Sold	104,489	155	0.59%	124,958	79	0.25%	231,687	486	0.84%
Total Investment Securities and Other Earning Assets	401,694	1,751	1.94%	419,493	1,730	1.84%	570,989	1,873	1.47%

TOTAL INTEREST-EARNING ASSETS	$ 2,386,128	$ 29,223	4.93%	$ 2,370,619	$ 29,696	5.04%	$ 2,439,374	$ 30,385	5.02%

Total Non-Interest Earning Assets	223,381			208,584			238,983
TOTAL ASSETS	$ 2,609,509			$ 2,579,203			$ 2,678,357

INTEREST BEARING LIABILITIES

INTEREST-BEARING DEPOSITS:
Money Market	$ 653,020	$ 1,072	0.66%	$ 637,082	$ 1,206	0.76%	$ 546,972	$ 1,163	0.85%
NOW	27,317	14	0.21%	27,310	16	0.23%	24,365	20	0.33%
Savings	99,371	511	2.06%	100,299	551	2.20%	94,910	649	2.74%
Time Deposits of $100,000 or More	585,134	1,059	0.72%	600,204	1,169	0.78%	655,022	1,528	0.93%
Other Time Deposits	248,237	520	0.84%	274,366	633	0.92%	355,587	947	1.07%
Total Interest Bearing Deposits	1,613,079	3,176	0.79%	1,639,261	3,575	0.87%	1,676,856	4,307	1.03%

BORROWINGS:
FHLB Advances and Other Borrowings	14,130	10	0.28%	-	-	0.00%	105,163	340	1.29%
Junior Subordinated Debentures	74,295	410	2.21%	86,669	529	2.44%	87,321	517	2.37%
Total Borrowings	88,425	420	1.90%	86,669	529	2.44%	192,484	857	1.78%

TOTAL INTEREST BEARING LIABILITIES	$ 1,701,504	$ 3,596	0.85%	$ 1,725,930	$ 4,104	0.95%	$ 1,869,340	$ 5,164	1.11%

Non-Interest Bearing Deposits	540,897			523,169			468,272
Other Liabilities	32,728			32,379			31,797
Shareholders’ Equity	334,380			297,725			308,948
TOTAL LIABILITIES AND EQUITY	$ 2,609,509			$ 2,579,203			$ 2,678,357

NET INTEREST INCOME		$ 25,627			$ 25,592			$ 25,221

NET INTEREST SPREAD			4.09%			4.09%			3.91%

NET INTEREST MARGIN			4.33%			4.35%			4.17%

* Tax equivalent ratios for investment securities	(continued)

Wilshire Bancorp Inc. – 4Q 2012 Results

January 23, 2013

WILSHIRE BANCORP, INC. AND SUBSIDIARIES

AVERAGE BALANCES, AVERAGE YIELDS EARNED AND AVERAGE RATES PAID

(Dollars In Thousands) (Unaudited)

	For the Year Ended
	December 31, 2012			December 31, 2011

	Average	Interest	Average	Average	Interest	Average
	Balance	Income/	Yield/	Balance	Income/	Yield/
INTEREST EARNING ASSETS		Expense	Rate		Expense	Rate

LOANS:
Real Estate Loans	$ 1,703,516	$ 91,854	5.39%	$ 1,826,421	$ 102,175	5.59%
Commercial Loans	295,252	14,329	4.85%	295,932	15,683	5.30%
Consumer Loans	14,653	381	2.60%	15,289	442	2.89%
Total Gross Loans	2,013,421	106,564	5.29%	2,137,642	118,300	5.53%
Loan Fees toward Yield		2,803			3,407
Allowance for Loan Losses & Unearned Income	(95,998)			(117,606)
Net Loans	1,917,423	109,367	5.70%	2,020,036	121,707	6.03%

INVESTMENT SECURITIES AND OTHER INTEREST-EARNING ASSETS:
Investment Securities*	297,860	6,166	2.35%	328,280	7,177	2.47%
Federal Funds Sold	170,754	1,424	0.83%	149,709	1,080	0.72%
Total Investment Securities and Other Earning Assets	468,614	7,590	1.80%	477,989	8,257	1.92%

TOTAL INTEREST-EARNING ASSETS	$ 2,386,037	$ 116,957	4.94%	$ 2,498,025	$ 129,964	5.24%

Total Non-Interest Earnings Assets	214,236			260,763
TOTAL ASSETS	$ 2,600,273			$ 2,758,788

INTEREST BEARING LIABILITIES

INTEREST-BEARING DEPOSITS:
Money Market	$ 621,638	$ 4,768	0.77%	$ 590,198	$ 5,291	0.90%
NOW	26,154	71	0.27%	23,869	84	0.35%
Savings	100,740	2,371	2.35%	89,582	2,487	2.78%
Time Deposits of $100,000 or More	611,922	4,968	0.81%	658,862	6,345	0.96%
Other Time Deposits	295,305	2,843	0.96%	377,491	4,334	1.15%
Total Interest Bearing Deposits	1,655,759	15,021	0.91%	1,740,002	18,541	1.07%

BORROWINGS:
FHLB Advances and Other Borrowings	8,806	16	0.18%	163,227	2,057	1.26%
Junior Subordinated Debentures	83,883	2,018	2.41%	87,321	1,991	2.28%
Total Borrowings	92,689	2,034	2.19%	250,548	4,048	1.62%

TOTAL INTEREST BEARING LIABILITIES	$ 1,748,448	$ 17,055	0.98%	$ 1,990,550	$ 22,589	1.14%

Non-Interest Bearing Deposits	510,544			462,443
Other Liabilities	35,448			41,129
Shareholders’ Equity	305,833			264,666
TOTAL LIABILITIES AND EQUITY	$ 2,600,273			$ 2,758,788

NET INTEREST INCOME		$ 99,902			$ 107,375

NET INTEREST SPREAD			3.96%			4.10%

NET INTEREST MARGIN			4.22%			4.34%

* Tax equivalent ratios for investment securities

(concluded)